Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Don R. Madison, CFO Powell Industries, Inc. 713-947-4422

POWELL INDUSTRIES PROVIDES FISCAL 2014

OPERATIONAL UPDATE AND REVISES GUIDANCE

HOUSTON — SEPTEMBER 25, 2014 — Powell Industries, Inc. (NASDAQ: POWL) (“Powell”), a leading supplier of custom engineered solutions for the distribution and control of electrical energy, today announced that it has experienced start-up productivity issues arising from its May 2014 implementation of new business systems and tools, a scalable infrastructure investment designed to drive process efficiency across the organization. The Company began experiencing schedule delays and higher than previously anticipated operating costs in July and August as orders moved into production after the systems implementation. In addition, Powell continues to experience inefficiencies associated with the ramp up of its Canadian manufacturing operations, which are also resulting in higher operating costs. Consequently, the Company is reducing its fiscal 2014 revenue and earnings guidance for the twelve months ending September 30, 2014.

Based on the preliminary review of July and August results, as well as revised production schedules, Powell now expects fiscal 2014 revenues from continuing operations to range between $630 and $640 million compared to its previous guidance of $650 to $675 million, predominantly due to the scheduling delays in its U.S. businesses. Fiscal 2014 earnings from continuing operations are now expected to range between $1.25 and $1.45 per diluted share compared to its previous guidance of $2.15 to $2.40 per diluted share due to the higher costs and scheduling delays in its U.S. businesses and as well as the higher costs in Canada. Actual fiscal 2014 results could be favorably impacted by the final resolution of certain pending tax matters, which is not included in this current guidance. During this same period, incoming order rates have been robust and are expected to continue at a healthy pace.

Powell is scheduled to report actual fiscal 2014 fourth quarter and full year results in early December 2014.

CONFERENCE CALL

Powell Industries has scheduled a conference call to discuss this revised outlook on Friday, September 26, 2014 at 9:00 a.m. eastern time. To participate in the conference call, please dial 719-325-2429 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available until October 3, 2014. To access the replay, dial 719-457-0820 using a passcode of 9567233#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at powellind.com.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the control, distribution and management of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.